                                POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints Clair E. Pagnano, George F. Magera, or Edward C. Bartley, or any of
them, the undersigned's true and lawful attorneys-in-fact to:

        (1)     execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director and/or other reporting person of Federated Investment Management Company (the "Company"), as an
affiliate of Federated Premier Municipal Income Fund, Federated Premier
Intermediate Municipal Income Fund and/or Federated Enhanced Treasury Income
Fund (the "Funds"), Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;

        (2)     do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such
Form 3, 4 or 5 and timely file such form with the United States Securities and
Exchange Commission and any stock exchange or similar authority; and

        (3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company or the Funds assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Funds, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of May, 2015.

                                        Executed

                                        /s/ Donald Ellenberger
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                                        Signature

                                        Donald Ellenberger
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